Exhibit 5.1

1345 AVENUE OF THE AMERICAS, 11th FLOOR NEW YORK, NEW YORK 10017 TELEPHONE: (212) 370-1300 FACSIMILE: (212) 370-7889 www.egsllp.com

January 5, 2018

BioLife Solutions, Inc.
3303 Monte Villa Parkway
Bothell, Washington 98021

Re:	Registration Statement on Form S-8

Gentlemen:

We have acted as counsel to BioLife Solutions, Inc, a Delaware corporation (the “Company”), in connection with the preparation of the Company’s Registration Statement on Form S-8 (the “Registration Statement”) being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement has been filed to (i) register 1,041,072 shares (the “Plan Shares”) of Company common stock to be issued pursuant to the BioLife Solutions, Inc. Second Amended & Restated 2013 Performance Incentive Plan (the “Plan”), (ii) serve as a post-effective amendment, pursuant to Rule 429 under the Securities Act, to our Registration Statement on Form S-8 (File No. 333-205101) filed with the Securities and Exchange Commission on June 19, 2015 and our Registration Statement on Form S-8 (File No. 333-189551) filed with the Securities and Exchange Commission on June 24, 2013 for the purpose of adding a reoffer prospectus to each such registration statement, and (iii) register for resale up to 4,772,247 shares (collectively, the “Resale Shares”) of common stock issued or issuable upon vesting or exercise of restricted stock awards or options issued under the Plan, the BioLife Solutions, Inc. 1998 Stock Option Plan, as amended (the “1998 Plan”), or certain Non-Plan Stock Option Agreements (collectively, the “Option Agreements”), such Resale Shares or related awards being held by the executive officers and directors of the Company.

In arriving at the opinion expressed below, we have examined and relied on the following documents:

(1)       the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company, each as amended as of the date hereof;

(2)       the Plan, 1998 Plan and Option Agreements; and

(3)       records of meetings and consents of the Board of Directors of the Company provided to us by the Company.

In addition, we have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below. In such examination, we have assumed, without independent verification, the genuineness of all signatures (whether original or photostatic), the accuracy and completeness of each document submitted to us, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies thereof. We have further assumed the legal capacity of natural persons, that persons identified to us as officers of the Company are actually serving in such capacity, that the representations of officers and employees of the Company are correct as to questions of fact and that each party to the documents we have examined or relied on (other than the Company) has the power, corporate or other, to enter into and perform all obligations thereunder and also have assumed the due authorization by all requisite action, corporate or other, of the execution and delivery by such parties of such documents, and the validity and binding effect thereon on such parties. We have also assumed that the Company will not in the future issue or otherwise make unavailable so many shares of its Common Stock that there are insufficient authorized and unissued shares of Common Stock for issuance of the shares issuable upon exercise of the options being registered in the Registration Statement. We have not independently verified any of these assumptions.

The opinions expressed in this opinion letter are limited to the General Corporation Law of the State of Delaware. We are not opining on, and we assume no responsibility for, the applicability or effect on any of the matters covered herein of: (a) any other laws; (b) the laws of any other jurisdiction; or (c) the laws of any country, municipality or other political subdivision or local government agency or authority. The opinions set forth below are rendered as of the date of this opinion letter. We assume no obligation to update or supplement such opinions to reflect any change of law or fact that may occur.

Based upon and subject to the foregoing, it is our opinion that (i) the Plan Shares have been duly authorized and, upon issuance and payment therefor in accordance with the terms of the Plan, and the awards, agreements or certificates issued thereunder, will be validly issued, fully paid and nonassessable and (ii) the Resale Shares have been duly authorized and, upon issuance and payment therefor in accordance with the terms of the Plan, the 1998 Plan or Option Agreements, as applicable, and any awards or agreements relating to the Resale Shares, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Securities and Exchange Commission, nor do we admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Ellenoff Grossman & Schole LLP

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